Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-33730, 333-157308, and 333-154640) and Form S-8 (File Nos. 333-91589, 333-100515, 333-143502, and 333-160112) of MetroCorp Bancshares, Inc. of our report dated March 18, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 18, 2010